SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RIO TINTO FINANCE (USA) LIMITED	RIO TINTO PLC	RIO TINTO LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Australia (State of Incorporation or Organization)	England and Wales (State of Incorporation or Organization)	Australia (State of Incorporation or Organization)
Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)
Level 33 120 Collins Street Melbourne, Victoria 3000 Australia (Address of Principal Executive offices)	5 Aldermanbury Square London EC2V 7HR United Kingdom (Address of Principal Executive offices)	Level 33 120 Collins Street Melbourne, Victoria 3000 Australia (Address of Principal Executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-151839

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered U.S.$2,500,000,000 5.875% Notes due 2013 U.S.$1,750,000,000 6.500% Notes due 2018 U.S.$750,000,000 7.125% Notes due 2028	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange New York Stock Exchange New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.

     The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated June 25, 2008 (the “Prospectus Supplement”), relating to the U.S.$2,500,000,000 5.875% Notes due 2013, the U.S.$1,750,000,000 6.500% Notes due 2018 and the U.S. $750,000,000 7.125% Notes due 2028 (collectively, the “Notes”), which are to be registered hereunder, to a prospectus dated June 23, 2008 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-151839). The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.
Item 1. Description of Registrants’ Securities to be Registered
Reference is made to the information set forth under the headings “Description of Guaranteed Notes” in the Prospectus Supplement and under “Description of Guaranteed Debt Securities” and “Taxation” in the Prospectus.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:
1.1	Indenture, dated as of July 2, 2001, among Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-151839) filed with the Commission on June 23, 2008).

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated June 27, 2008, setting forth the terms of its U.S.$2,500,000,000 5.875% Notes due 2013, its U.S.$1,750,000,000 6.500% Notes due 2018 and its U.S$750,000,000 7.125% Notes due 2028.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.
Rio Tinto Finance (USA) Limited
(Registrant)

By:	/s/ Stephen Creese Name: Stephen Ernest Nigel Creese
Title: Director
Rio Tinto plc
(Registrant)

By:	/s/ Ben Mathews Name: Ben Mathews
Title: Company Secretary
Rio Tinto Limited
(Registrant)

By:	/s/ Ben Mathews Name: Ben Mathews
Title: Assistant Secretary
Date: June 27, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Indenture, dated as of July 2, 2001 among Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-151839) filed with the Commission on June 23, 2008).

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated June 27, 2008, setting forth the terms of its U.S.$2,500,000,000 5.875% Notes due 2013, its U.S.$1,750,000,000 6.500% Notes due 2018 and its U.S.$750,000,000 7.125% Notes due 2028.

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